Exhibit 10.1

AMENDMENT TO SEPARATION AGREEMENT AND GENERAL RELEASE

THIS AMENDMENT TO SEPARATION AGREEMENT AND GENERAL RELEASE (“Amendment”) is made effective as of the 10th day of April, 2018, by and between Cubic Corporation  (“CUBIC”), and John D. Thomas (“EMPLOYEE”).

WHEREAS, the Company and Executive are parties to that certain Separation Agreement and General Release executed by CUBIC and EMPLOYEE on July 11, 2017 (the “Original Agreement”); and

WHEREAS, CUBIC and EMPLOYEE desire to amend the Original Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.         Section 2.c of the Original Agreement.  Section 2.c of the Original Agreement is hereby amended and restated to read as follows:

c.   Stock Units.  Pursuant to the Cubic Corporation 2005 Equity Incentive Plan and the Cubic Corporation 2015 Incentive Award Plan, EMPLOYEE has been granted time-based restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”) pursuant to those certain Restricted Stock Unit Award Grant Notices and Restricted Stock Unit Award Agreements (each, an “RSU Agreement”) between EMPLOYEE and CUBIC.  Effective as of the Separation Date:

i.    Time-Based RSUs.  EMPLOYEE will retain only those time-based RSUs that have vested in accordance with their terms on or before EMPLOYEE’s Separation Date and any unvested time-based RSUs shall terminate.

ii.   Fiscal Year 2016 PRSUs.  EMPLOYEE shall remain eligible to vest in those PRSUs granted to EMPLOYEE on November 6, 2015, and that have a “Measurement Date” (as defined in the applicable RSU Agreement) of September 30, 2018, on the “Determination Date” (as defined in the applicable RSU Agreement) for such PRSUs in accordance with the performance-vesting terms of such PRSUs pursuant to the terms of the applicable RSU Agreement, subject to EMPLOYEE’s continued consulting services to CUBIC through such Determination Date in accordance with Section 6 below.

iii.  Fiscal Year 2017 PRSUs.  EMPLOYEE shall remain eligible to vest in those PRSUs granted to EMPLOYEE on November 14, 2016, and that have a “Measurement Date” (as defined in the applicable RSU Agreement) of September 30, 2019 on the “Determination Date” (as defined in the applicable RSU Agreement) for such PRSUs in accordance with the performance-vesting terms of such PRSUs pursuant to the terms of the applicable RSU Agreement, with the exception that the number of PRSUs that shall vest pursuant to such award, if any, shall be multiplied by two-thirds (2/3), subject to EMPLOYEE’s continued consulting services to CUBIC through the Separation Pay Period (as defined below) in accordance with Section 6 below.

2.         Miscellaneous.  This Amendment shall be and is hereby incorporated in and forms a part of the Original Agreement.  All other terms and provisions of the Original Agreement shall remain unchanged except as specifically modified herein.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  This Amendment shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.  The headings of the sections in this Amendment are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term of provision hereof. This Amendment may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date(s) set forth below.

CUBIC CORPORATION
Dated:	April 16, 2018	By:	/s/ James R. Edwards
		Name:	James R. Edwards
		Title:	Senior Vice President & General Counsel

EMPLOYEE

Dated:	April 10, 2018	/s/ John D. Thomas
John D. Thomas